Exhibit 8.2

January 30, 2009

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

1132 Bishop Street, Suite 2200

Honolulu, Hawaii 96813

Board of Directors:

You have requested the opinion of KPMG LLP (KPMG) regarding the state income tax consequences of the Plan of Conversion and Reorganization (the Plan) of Territorial Mutual Holding Company (Mutual Holding Company) from a mutual holding company to a capital stock form of organization. Any advice or other information in this opinion letter is for the sole benefit of Mutual Holding Company and Subsidiaries and may not be relied upon by any other person or organization unless otherwise consented to in this letter. KPMG accepts no responsibility or liability in respect of this letter to any person or organization other than Mutual Holding Company or its Subsidiaries.

Unless otherwise indicated, all section references in this opinion letter to the Internal Revenue Code means the Internal Revenue Code of 1986, as amended (the Code) and the regulations promulgated pursuant to the Code. Unless otherwise indicated, the terms used in this opinion, but not defined in this opinion, will have the same meaning as in the Plan.

The opinions contained in this letter are based on the facts, assumptions, and representations stated in this letter and in conformity with the attached executed representation letter entitled Certificate of Territorial Mutual Holding Company, Territorial Savings Group, Inc., Territorial Bancorp, Inc., and Territorial Savings Bank, dated January 9, 2009 (Representation Letter). In rendering our opinion, we are relying on the attached opinion letter (Federal Opinion) issued by Luse Gorman Pomerenk & Schick, P.C. (Luse) on the federal income tax consequences of the Plan and dated January 9, 2009. In addition, we also are relying on the subscription rights letter (Rights Letter) prepared by FinPro, Inc.

You represented to us that you have provided us with all facts and circumstances that you know or have reason to know are pertinent to this opinion letter. If any of the facts, assumptions or representations set forth below, in the Federal Opinion, or in the Representation Letter are not entirely complete or accurate, it is imperative that we be informed immediately in writing as the incompleteness or inaccuracy could cause us to change our opinions.

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

Any advice in this opinion letter is limited to the conclusions specifically set forth herein under the heading Opinions, below. The level of our opinion (“will,” “should,” “more likely than not”) with respect to each matter addressed is set forth in that section of this letter. In various other sections of this letter, for ease of understanding and as a stylistic matter, we might use language (such as “will” or “should”) that could suggest that we reached a conclusion on an issue at a standard different from the standards set forth in the Opinions section of this letter. Such language should not be so construed. Our conclusions on any issue discussed in this opinion letter do not exceed the standard or standards set forth below in the Opinions section of this letter.

In accordance with our agreement, this opinion is limited to one or more tax issues addressed in the opinion. Additional issues may exist that could affect the tax treatment of the transaction or a matter that is the subject of the opinion; the opinion does not consider or provide a conclusion with respect to any additional issues. With respect to any significant Hawaii and Maryland tax issues outside the limited scope of the opinion, the opinion is not intended or written by KPMG to be used, and cannot be used, by a client or any other person or entity for the purpose of avoiding penalties that may be imposed on any taxpayer. This opinion also is not to be used by you or any other person or entity in promoting, marketing or recommending to another party any tax-related matters addressed herein.

Facts

The facts as set forth in the Federal Opinion and the Plan, as we understand them to be, are as follows:

Mutual Holding Company intends to convert into a capital stock form of organization (the Conversion). Mutual Holding Company currently owns 100 percent of the common stock of Territorial Savings Group, Inc. (Mid-Tier Holding Company), a federal stock corporation. Mid-Tier Holding Company owns 100 percent of the common stock of Territorial Savings Bank (Bank), a federal stock savings bank that is headquartered in Honolulu, Hawaii.

On November 4, 2008, the Boards of Directors of Mutual Holding Company, Mid-Tier Holding Company and Bank adopted the Plan providing for the Conversion. Under the Plan, a new stock holding company (Holding Company) will be established in Maryland and will succeed to all the rights and obligations of Mutual Holding Company and Mid-Tier Holding Company. The present corporate structure of Mutual Holding Company, Mid-Tier Holding Company, and Bank will be changed pursuant to two mergers referred to as the “MHC Merger” and the “Mid-Tier Merger.” Pursuant to the Plan, the following steps will be completed contemporaneously:

(1)	Bank will establish Holding Company in Maryland as a stock corporation.

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

(2)	Mid-Tier Holding Company will convert to an interim stock savings bank and merge with and into Bank with Bank as the surviving entity (Mid-Tier Merger). Mutual Holding Company will receive shares of Bank common stock in exchange for its Mid-Tier Holding Company common stock.

(3)	Immediately after the Mid-Tier Merger, Mutual Holding Company will convert to an interim stock savings bank and will merge with and into Bank with Bank as the surviving entity (MHC Merger). The shares of Bank common stock held by Mutual Holding Company will be cancelled and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of Bank in exchange for such person’s interest in Mutual Holding Company.

(4)	Immediately after the MHC Merger, Bank will issue one hundred shares of its common stock to Holding Company in exchange for at least 50 percent of the net proceeds raised in the Offering (See Step 5 below). As a result Bank will become a wholly owned subsidiary of Holding Company.

(5)	Immediately after the MHC Merger, Holding Company will offer for sale its common stock (the Offering).

At the time of the MHC Merger, a Liquidation Account will be established by Bank for the benefit of Eligible Account Holders and Supplemental Account Holders who continue to maintain their deposit accounts with Bank. Pursuant to section 19 of the Plan, the Liquidation Account will be equal to Mutual Holding Company’s total equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Offering.

After the Mid-Tier Merger, the MHC Merger and the Offering, Holding Company will be a publicly held corporation. Holding Company will register its common stock under section 12(g) of the Securities Exchange Act of 1934, as amended, and will become subject to the rules and regulations thereunder. The Bank will become a wholly owned subsidiary of Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.1

[1]

In conversations with Luse, it was indicated that Mutual Holding Company and Mid-Tier Holding Company may own assets that Bank will transfer, in either a sale, distribution or other transfer, to Holding Company subsequent to the mergers described herein. You have represented that Holding Company and Bank will qualify to file and will file a federal consolidated income tax return and a Hawaii combined return. When valid returns such as these are filed, it is typically the case that the tax effects of such transfers are tax-deferred.

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

The initial stockholders of Holding Company will be those persons who purchase shares of Holding Company common stock in the Offering. Nontransferable rights to subscribe for the Holding Company common stock have been granted, in order of priority, to (1) depositors of Bank who have account balances of $50 or more as of the close of business on September 30, 2007 (Eligible Account Holders), (2) Bank’s tax-qualified employee plans (Employee Plans), (3) depositors of Bank who have account balances of $50 or more as of the close of business on December 31, 2008 (Supplemental Eligible Account Holders), (4) depositors of Bank as of the voting record date, other than Eligible Account Holders and Supplemental Eligible Account Holders (Depositors), and (5) borrowers of Bank as of September 18, 2002, whose borrowings remained outstanding as of the voting record date (Borrowers), (collectively, Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders, Depositors and Borrowers are referred to herein as Other Members). Holding Company also will offer shares of Holding Company common stock not subscribed for in the Offering, if any, for sale in a community offering to certain members of the general public.

According to the Rights Letter prepared by FinPro, Inc., the value of the subscription rights to purchase shares of Holding Company common stock at the time of the distribution is zero.

Assumptions

In rendering our opinion, we have assumed that the factual statements and representations made by Holding Company, Mutual Holding Company, Mid-Tier Holding Company and Bank are true, complete, and accurate. In addition, we have assumed that all transactions and steps will take place in the order and exactly as described in the Plan.

Representations

You have reviewed a draft of this opinion and in so doing have reviewed the Facts and Assumptions set forth herein, as well as the information set forth in other parts of this letter, and you represent those Facts, Assumptions, and information to be complete, correct, and accurate. In addition, you make the Representations listed below and affirm the reasonableness of these representations. You understand and agree that we are relying on these Facts, Assumptions, and Representations in rendering the opinions contained in this letter.

Holding Company, Mutual Holding Company, Mid-Tier Holding Company and Bank represent the following:

•	KPMG has been provided with all facts and circumstances that you know or have reason to know are pertinent to this opinion letter.

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

•	The entities involved have qualified to file and will continue to qualify to file Hawaii bank franchise tax returns rather than tax returns under the state’s corporate income tax statute.

•

All the entities have previously qualified to file and have filed federal and Hawaii consolidated tax returns or combined returns and, after the Conversion, will qualify to file and will file federal consolidated returns and Hawaii combined returns.

•

There will be no business activities in Maryland, or any state other than Hawaii, other than having an agent for service of process in Maryland that maintains a mailing address for state notice purposes.

Further, you represented that (i) the Mid-Tier Merger and the MHC Merger will be pursuant to applicable law and (ii) by reason of that applicable law all the assets/liabilities of the merged corporations become assets/liabilities of the acquiring corporation.

Additional representations with respect to the Plan, Conversion, Mid-Tier Merger and MHC Merger are stated in the attached Representation Letter.

Holding Company, Mutual Holding Company, Mid-Tier Holding Company and Bank affirm the reasonableness of these representations and understand and agree that we are relying on these representations in rendering the opinions contained in this letter.

Our views as to the state tax consequences rely upon and incorporate the Federal Opinion dated January 9, 2009.

Below is our understanding of the conclusions reached in the Federal Opinion:

1.	The conversion of Mid-Tier Holding Company to an interim stock savings bank and the conversion of Mutual Holding Company to an interim stock savings bank each will constitute a tax-free reorganization within the meaning of section 368(a)(1)(F) of the Code.

2.	The Mid-Tier Merger and the MHC Merger each will qualify as a tax-free reorganization within the meaning of section 368(a)(1)(A) of the Code.

3.	The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to Bank and the Bank’s assumption of its liabilities in exchange for shares of common stock in Bank, or the constructive distribution of such stock to Mutual Holding Company, pursuant to Code sections 361(a), 361(c) and 357(a).

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

4.	No gain or loss will be recognized by Bank upon the receipt of the assets of Mid-Tier Holding Company and Mutual Holding Company in the Mid-Tier Merger and the MHC Merger, pursuant to Code section 1032(a).

5.	The basis of the assets of Mid-Tier Holding Company and Mutual Holding Company to be received by Bank (other than stock in Bank) will be the same as the basis of such assets in the hands of Mid-Tier Holding Company and Mutual Holding Company, respectively, immediately prior to the transfer, pursuant to Code section 362(b).

6.	The holding period of the assets of Mid-Tier Holding Company and Mutual Holding Company to be received by Bank (other than stock in Bank) will include the holding period of those assets in the hands of Mid-Tier Holding Company and Mutual Holding Company, respectively, immediately prior to the transfer, pursuant to Code section 1223(2).

7.	Mutual Holding Company will not recognize any gain or loss upon its constructive exchange of Mid-Tier Holding Company common stock for Bank common stock pursuant to section 354(a) of the Code.

8.	The exchange of the members’ equity interests in Mutual Holding Company for interests in a Liquidation Account established in Bank in the MHC Merger will satisfy the continuity of interest requirement of Treasury Regulation section 1.368-1(b).

9.	Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to Bank and the Bank’s assumption of its liabilities, if any, in exchange for an interest in a Liquidation Account in Bank or on the constructive distribution of such Liquidation Account to Mutual Holding Company’s members who remain depositors of Bank, pursuant to Code sections 361(a), 361(c) and 357(a).

10.	No gain or loss will be recognized by Bank upon the receipt of the assets of Mutual Holding Company in the MHC Merger in exchange for the transfer to the members of Mutual Holding Company of an interest in the Liquidation Account in Bank pursuant to Code section 1032(a).

11.	Persons who have an interest in Mutual Holding Company will recognize no gain or loss upon the receipt of an interest in the Liquidation Account in Bank in exchange for their voting and liquidation rights in Mutual Holding Company pursuant to Code section 354(a).

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

12.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company common stock is zero. Accordingly, no gain or loss will be recognized by Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company common stock pursuant to section 356(a) of the Code. Other Members should not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights, pursuant to Code section 305 and Rev. Rul. 56-572, 1956-2 C.B.182.

13.	The basis of Holding Company common stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof pursuant to Code section 1012.

14.	The holding period of Holding Company common stock purchased pursuant to the exercise of subscriptions rights shall commence on the date on which the right to acquire such stock was exercised pursuant to Code section 1223(6).

15.	No gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company common stock sold in the Offering pursuant to Code section 1032.

16.	Neither Holding Company nor Bank will recognize any gain or loss upon the transfer of a portion of the Offering proceeds from Holding Company to Bank in exchange for shares of common stock of Bank pursuant to sections 351 and 1032(a) of the Code.

In addition, the Federal Opinion noted the following:

Our opinion under paragraph 12 above is predicated on the representation that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. Our opinions under paragraphs 12 and 13 are based on the position that the subscription rights to purchase shares of Common Stock received by Other Members have a fair market value of zero. We also note that FinPro, Inc. has issued a letter dated November 10, 2008 stating that the subscription rights will have no ascertainable market value. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Common Stock at the same price to be paid by members of the general public in any Community Offering. We also note that the Internal Revenue Service has not in the past concluded that subscription rights have value.

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

If the subscription rights are subsequently found to have a fair market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company may be taxable on the distribution of the subscription rights.

Opinions

Based on the Facts, Assumptions and Representations above, and subject to any conditions or limitations in this letter, including the Scope of the Opinion below, it is our opinion that, except where otherwise noted, the Hawaii and Maryland income tax consequences described below should prevail (i.e., there is a 70-percent or greater likelihood that those consequences will prevail) if challenged by the respective state taxing authority. Because it is the opinion of Luse that, for federal income tax purposes, it is “more likely than not” that the nontransferable subscription rights to purchase common stock have no value, this Hawaii and Maryland opinion, in its reliance on the Federal Opinion, is limited to that same level of comfort (i.e., that it is more likely than not, or there is a more than 50 percent likelihood, that those consequences will prevail) as noted below.

Hawaii

The Hawaii income tax consequences generally should conform to the federal income tax consequences of the Plan. Assuming that the federal income tax consequences of the Conversion and Offering are as set forth in the Federal Opinion, the Hawaii income and bank franchise tax consequences with respect to the Plan should be as follows:

1.	The Hawaii bank franchise tax treatment of the conversion of Mid-Tier Holding Company to an interim stock savings bank and the conversion of Mutual Holding Company to an interim stock savings bank each should be treated consistently with the federal income tax treatment as a tax-free reorganization.

2.	The Hawaii bank franchise tax treatment of Mid-Tier Merger and MHC Merger each should be consistent with the federal income tax treatment as a tax-free reorganization.

3.	Mid-Tier Holding Company should not recognize any gain or loss for Hawaii bank franchise tax purposes on the transfer of its assets to Bank, Bank’s assumption of its liabilities in exchange for shares of common stock in Bank, or the constructive distribution of such stock to Mutual Holding Company.

4.	Bank should not recognize gain or loss for Hawaii bank franchise tax purposes on the receipt of the assets of Mid-Tier Holding Company and Mutual Holding Company in the Mid-Tier Merger and the MHC Merger, respectively.

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

5.	The Hawaii bank franchise tax basis of Mid-Tier Holding Company and Mutual Holding Company assets to be received by Bank (other than stock in Bank) should be the same as the Hawaii bank franchise tax basis of such assets in the hands of Mid-Tier Holding Company and Mutual Holding Company, respectively, immediately prior to the transfer.

6.	The Hawaii bank franchise tax holding period of the assets of Mid-Tier Holding Company and Mutual Holding Company to be received by Bank (other than stock in Bank) should include the holding period of those assets in the hands of Mid-Tier Holding Company and Mutual Holding Company, respectively, immediately prior to the transfer.

7.	Mutual Holding Company should not recognize any gain or loss for Hawaii bank franchise tax purposes on its constructive exchange of Mid-Tier Holding Company common stock for Bank common stock.

8.	The exchange of the members’ equity interests in Mutual Holding Company for interests in a Liquidation Account established in Bank in the MHC Merger should satisfy the continuity of interest requirements for Hawaii bank franchise tax purposes.

9.	Mutual Holding Company should not recognize any gain or loss for Hawaii bank franchise tax purpose on the transfer of its assets to Bank, Bank’s assumption of its liabilities, if any, in exchange for an interest in a Liquidation Account in Bank, or the constructive distribution of such Liquidation Account to Mutual Holding Company’s members who remain depositors of Bank.

10.	Bank should not recognize gain or loss for Hawaii bank franchise tax purposes upon the receipt of the assets of Mutual Holding Company in the MHC Merger in exchange for the transfer to the members of Mutual Holding Company of an interest in the Liquidation Account in Bank.

11.	Persons who have an interest in Mutual Holding Company should not recognize gain or loss for Hawaii income or bank franchise tax purposes on the receipt of an interest in the Liquidation Account in Bank in exchange for their voting and liquidation rights in Mutual Holding Company.

12.	Assuming that the fair market value of the nontransferable subscription rights to purchase Holding Company common stock is zero, it is more likely than not that Other Members will not recognize gain or loss for Hawaii income or bank franchise tax purposes upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company common stock. It is more likely than not that Other Members will not realize

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

any taxable income for Hawaii income or bank franchise tax purposes as the result of the exercise by them of the nontransferable subscriptions rights.

13.	The Hawaii income or bank franchise tax basis of Holding Company common stock purchased in the Offering by the exercise of the nontransferable subscription rights should be the purchase price thereof.

14.	The Hawaii income or bank franchise tax holding period of Holding Company common stock purchased pursuant to the exercise of subscriptions rights should commence on the date on which the right to acquire such stock was exercised.

15.	Holding Company should not recognize gain or loss for Hawaii bank franchise tax purposes on the receipt of money in exchange for Holding Company common stock sold in the Offering.

16.	Neither Holding Company nor Bank should recognize any gain or loss for Hawaii bank franchise tax purposes upon the transfer of a portion of the Offering proceeds from Holding Company to Bank in exchange for shares of common stock of Bank.

17.	If Bank subsequently transfers, distributes, or sells assets to Holding Company in a transaction that is tax deferred for federal income taxes because the entities are part of a consolidated filing group under Code section 1502, the transactions should be eliminated for Hawaii bank franchise tax purposes.

Maryland

1.	Because it is represented that none of the entities are engaged in or conducting business in Maryland, no income tax should be imposed by Maryland on any of the transactions in the Plan.

Discussion and Conclusions

Hawaii

Under Hawaii Revised Statutes section 235-9, banks, financial corporations, financial holding companies, subsidiaries of financial holding companies and other similar entities are not subject to the state’s income tax. Instead, these entities are subject to the bank franchise tax.2 The measure of the bank franchise tax is the entire net income from all sources for the preceding year, as defined in Chapter 235, Income Tax Laws, and subject to certain modifications specific

[2]	HAW. REV. STAT. §§ 241-2, 241-3.

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

to the bank franchise tax.3 In that chapter, “gross income,” “adjusted gross income,” “ordinary income,” “ordinary loss,” and “taxable income” have the same meaning as defined and determined under the Internal Revenue Code, except as otherwise provided.4 Further, Hawaii Revised Statutes section 235-3(a) provides the following:

It is the intent of [Chapter 235] … to conform the income tax law of the State as closely as may be with the Internal Revenue Code in order to simplify the filing of returns and minimize the taxpayer’s burdens in complying with the income tax law. The rules and regulations, forms and procedures adopted and established under this chapter shall conform as nearly as possible, and unless there is good reason to the contrary, to the rules and regulations, forms and procedures adopted and established under the Internal Revenue Code.

Furthermore, the state regulations specifically state that the federal regulations apply for Hawaii tax purposes unless they conflict with the provisions of the Hawaii statutes or are otherwise specifically not adopted.5 Hawaii Administrative Rules section 18-235-2.3(b) provide a list of regulations not adopted by the state.

For all taxable years beginning after December 31, 2007, Hawaii defines “Internal Revenue Code” as the Internal Revenue Code of 1986, as amended as of December 31, 2007.6 A list of Code sections that are not adopted by Hawaii is included in Hawaii Revised Statutes section 235-2.3(b), 235-2.4 and 235-2.45. Additional deductions and adjustments, specific to banks and other financial corporations, are included in Hawaii Revised Statutes sections 241-3.5 and 241-4(b).

Accordingly, the Hawaii bank franchise tax treatment of the Plan should be consistent with the federal income tax treatment of the Plan unless specific exceptions apply. The paragraphs below provide detailed discussion of our opinions:

1.	According to the Federal Opinion, the conversion of Mid-Tier Holding Company to an interim stock savings bank and the conversion of Mutual Holding Company to an interim stock savings bank each should be tax-free reorganizations for federal income tax purposes under section 368(a)(1)(F) of the Code. There are no relevant exceptions included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s

[3]	HAW. REV. STAT. § 241-4(b).
[4]	HAW. REV. STAT. § 235-1.
[5]	HAW. CODE. R. § 18-235-2.3(a)(3).
[6]	HAW. REV. STAT. § 235-2.3(a).

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

administrative rules, relating to Code section 368(a)(1)(F). Therefore, the Hawaii tax consequences should conform to the federal income tax consequences.

2.	According to the Federal Opinion, the Mid-Tier Merger and the MHC Merger each qualify as a tax-free reorganization within the meaning of section 368(a)(1)(A) of the Code. No relevant exceptions are included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s administrative rules, relating to Code section 368(a)(1)(A). Therefore, the Hawaii bank franchise tax treatment should conform to the federal income tax treatment.

3.	According to the Federal Opinion, Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to Bank, Bank’s assumption of its liabilities in exchange for shares of common stock in Bank, or the constructive distribution of such stock to Mutual Holding Company pursuant to Code sections 361(a), 361(c) and 357(a). There are no relevant exceptions included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s administrative rules, relating to Code sections 361(a), 361(c) or 357(a). Therefore, the Hawaii bank franchise tax treatment should conform to the federal income tax treatment.

4.	According to the Federal Opinion, Bank will not recognize gain or loss on the receipt of the assets of Mid-Tier Holding Company and Mutual Holding Company in the Mid-Tier Merger and the MHC Merger, respectively, pursuant to Code section 1032(a). There are no relevant exceptions included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s administrative rules, relating to Code section 1032(a). Therefore, the Hawaii bank franchise tax treatment should conform to the federal income tax treatment.

5.	According to the Federal Opinion, the basis of the assets of Mid-Tier Holding Company and Mutual Holding Company to be received by Bank (other than stock in Bank) will be the same as the basis of such assets in the hands of Mid-Tier Holding Company and Mutual Holding Company, respectively, immediately prior to the transfer pursuant to Code section 362(b). There are no relevant exceptions included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s administrative rules, relating to Code section 362(b). However, the Hawaii statute generally provides that the basis of property for Hawaii tax purposes does not conform to federal if state deductions that

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

affect basis, e.g., depreciation or amortization, are different than the federal deductions.7 In that case, the basis is determined by deducting the amount of deduction allowed in prior years for state purposes rather than the amount of deduction allowed for federal income tax purposes.8 Therefore, assuming the federal income tax consequences of these conversions are as set forth in the Federal Opinion, the basis of the assets for Hawaii bank franchise tax purposes of Mid-Tier Holding Company and Mutual Holding Company received by Bank (other than stock in Bank) should be the same as the Hawaii bank franchise tax basis of such assets in the hands of Mid-Tier Holding Company and Mutual Holding Company, respectively, immediately prior to the transfer.

6.	According to the Federal Opinion, the holding period of the assets of Mid-Tier Holding Company and Mutual Holding Company to be received by Bank (other than stock in Bank) will include the holding period of those assets in the hands of Mid-Tier Holding Company and Mutual Holding Company, respectively, immediately prior to the transfer pursuant to section 1223(2) of the Code. There are no relevant exceptions included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s administrative rules, relating to Code section 1223(2). Therefore, the holding period for Hawaii bank franchise tax purposes should conform to the federal holding period.

7.	According to the Federal Opinion, Mutual Holding Company will not recognize any gain or loss upon its constructive exchange of Mid-Tier Holding Company common stock for Bank common stock pursuant to Code section 354(a). There are no relevant exceptions included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s administrative rules, relating to Code section 354(a). Therefore, the Hawaii bank franchise tax treatment should conform to the federal income tax treatment.

8.

According to the Federal Opinion, the exchange of the members’ equity interests in Mutual Holding Company for interests in a Liquidation Account established in Bank in the MHC Merger will satisfy the continuity of interest requirement of Treasury Regulation section 1.368-1(b).[9] There are no relevant exceptions included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s administrative rules, relating to Code section 368. Hawaii Revised Statutes section 235-3(a) states that Hawaii law will conform as nearly as possible to the rules and regulations adopted and established under

[7]	HAW. REV. STAT § 235-3(e)(3).
[8]	Id.
[9]	Rev. Rul. 69-3, 1969-1 C.B. 103, Rev. Rul. 69-646, 1969-2 C.B. 54.

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

the Internal Revenue Code. Further, the state administrative rules provide that all federal regulations are adopted unless they conflict with the Hawaii statute or are otherwise not adopted.10 Hawaii Administrative Rules section 18-235-2.3(b) provide a list of regulations that are not adopted. There are no relevant exceptions to Treasury Regulation section 1.368-1(b) in Hawaii Administrative Rules section 18-235-2.3(b) or any other regulation. Therefore, the Hawaii bank franchise treatment should conform to the federal income tax treatment.

9.	According to the Federal Opinion, Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to Bank, Bank’s assumption of its liabilities, if any, in exchange for an interest in a Liquidation Account in Bank, or on the constructive distribution of such Liquidation Account to Mutual Holding Company’s members who remain depositors of Bank pursuant to Code sections 361(a), 361(c) and 357(a). There are no relevant exceptions included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s administrative rules, relating to Code sections 361(a), 361(c) or 357(a). Therefore, the Hawaii bank franchise tax treatment should conform to the federal income tax treatment.

10.	According to the Federal Opinion, no gain or loss will be recognized by Bank upon the receipt of the assets of Mutual Holding Company in the MHC Merger in exchange for the transfer to the members of Mutual Holding Company of an interest in the Liquidation Account in Bank pursuant to Code section 1032(a). There are no relevant exceptions included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s administrative rules, relating to Code section 1032(a). Therefore, the Hawaii bank franchise tax treatment should conform to the federal income tax treatment.

11.	According to the Federal Opinion, persons who have an interest in Mutual Holding Company will recognize no gain or loss upon the receipt of an interest in the Liquidation Account in Bank in exchange for their voting and liquidation rights in Mutual Holding Company pursuant to Code section 354(a). There are no relevant exceptions included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s administrative rules, relating to Code section 354(a). Therefore, the Hawaii income and bank franchise tax treatment should conform to the federal income tax treatment.

[10]	HAW. CODE. R. § 18-235-2.3(a)(3).

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

12.

According to the Federal Opinion, it is more likely than not that the value of the subscription rights will be zero and, thus, no gain or loss will be recognized by Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company common stock pursuant to section 356(a) of the Code. Further, the Federal Opinion provides that Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights pursuant to Code section 305 and Revenue Ruling 56-572.[11] There are no relevant exceptions included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s administrative rules, relating to Code sections 305 or 356(a). Therefore, the Hawaii income or bank franchise tax treatment should conform to the federal income tax treatment. Our conclusions are based on the conclusion in the Federal Opinion that the subscription rights to purchase shares of Holding Company common stock received by the Other Members have a fair market value of zero. Because the Federal Opinion is at a “more likely than not” level of comfort for this conclusion, this opinion is also at a “more likely than not” level of comfort. If the fair market value of the nontransferable Subscription Rights to purchase Holding Company common stock is deemed to have an ascertainable value, the Hawaii income and bank franchise tax treatment should conform to the federal income tax treatment.

13.	According to the Federal Opinion, the basis of the Holding Company common stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof pursuant to Code section 1012. There are no relevant exceptions included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s administrative rules, relating to Code section 1012. Therefore, the basis for Hawaii income or bank franchise tax purposes should conform to the basis for federal income tax purposes.

14.	According to the Federal Opinion, the holding period of the Holding Company common stock purchased pursuant to the exercise of subscriptions rights shall commence on the date on which the right to acquire such stock was exercised pursuant to Code section 1223(6). There are no relevant exceptions included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s administrative rules, relating to Code section 1223(6). Therefore, Hawaii bank franchise tax holding period should conform to the federal holding period.

[11]	1956-2 C.B.182.

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

15.	According to the Federal Opinion, Holding Company will not recognize gain or loss on the receipt of money in exchange for Holding Company common stock sold in the Offering pursuant to Code section 1032. There are no relevant exceptions are included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s administrative rules, relating to Code section 1032. Therefore, the Hawaii bank franchise tax treatment should conform to the federal income treatment.

16.	According to the Federal Opinion, neither Holding Company nor Bank will recognize any gain or loss upon the transfer of a portion of the offering proceeds from Holding Company to Bank in exchange for shares of common stock of Bank pursuant to Code sections 351 and 1032(a). There are no relevant exceptions are included in Hawaii Revised Statutes sections 235-2.3(b), 235-2.4, 235-2.45, 241-3.5 or 241-4(b), or any other sections of the Hawaii Revised Statutes or the state’s administrative rules, relating to Code sections 351 or 1032(a). Therefore, the Hawaii bank franchise tax treatment should conform to the federal income tax treatment.

17.

It has been represented that the entities will be filing combined returns in Hawaii after the mergers.[12] The state administrative rules provide that, for purposes of combined returns, “transactions between members of the group relating to the unitary business, such as intercompany dividends, royalties, interest payments, sales, and rentals, shall be eliminated in computing combined business income.”[13] Therefore, if Bank subsequently transfers, distributes, or sells assets to Holding Company in a transaction that is tax deferred for federal income taxes because the entities are part of a consolidated filing group under Code section 1502, the transaction should be eliminated for Hawaii bank franchise tax purposes.

[12]

Hawaii allows the filing of consolidated returns only if all the entities on the return are Hawaii corporations. Because Holding Company will be incorporated in Maryland, the group will not be eligible to file consolidated returns in Hawaii after the mergers. HAW. REV. STAT. § 235-92(2); HAW. CODE. R. § 18-235-92(d)(1).

[13]	HAW. CODE R. § 18-235-22-03(b)(1) (emphasis added).

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

Maryland

1.

Maryland income tax law provides that a corporation must file an income tax return with the state if it has Maryland taxable income.[14] The regulations clarify the application of the statute by stating that banking and non-banking institutions are required to file a Maryland corporate income tax return if they are engaged in or conducting business in the state.[15] Because it has been represented that none of the entities are engaged in or conducting business in Maryland, no income tax should be imposed by Maryland on any of the transactions in the Plan.

Scope of the Opinion

Our opinions in this letter are limited to those specifically set forth under the heading Opinions. KPMG expresses no opinion with respect to any other federal, state, local, or foreign tax or legal aspect of the transactions described in this letter. No inference should be drawn on any matter for which we have not specifically given an opinion.

In rendering our opinions, we are relying upon the relevant provisions of federal and/or state laws, including the Internal Revenue Code, the regulations promulgated pursuant to these laws, and judicial and administrative interpretations thereof — all as in effect on the date of this letter. All of the above authorities are subject to change or modification retroactively and/or prospectively and any such changes could affect the validity or correctness of our opinions. We will not update our advice for subsequent changes or modifications to the law and regulations or to the judicial and administrative interpretations thereof, unless you separately engage us to do so in writing after such subsequent change or modification.

These opinions are not binding on the Internal Revenue Service, the Hawaii Department of Taxation, the Comptroller of Maryland, or any other tax authority, or any court, and no assurance can be given that a position contrary to that expressed in this opinion will not be asserted by a tax authority and ultimately sustained by a court.

Consent

We hereby consent to the filing of this opinion with the Office of Thrift Supervision as an exhibit to the Application for Conversion on Form AC and to the reference to our firm in the Prospectus, which is a part of the Application for Conversion.

[14]	MD. CODE ANN. TAX-GEN. § 10-810.
[15]	MD. CODE REGS. 03.04.03.01.C.

The Board of Directors

Territorial Mutual Holding Company

Territorial Savings Group, Inc.

Territorial Bancorp Inc.

Territorial Savings Bank

January 30, 2009

We also hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-1 and to the reference to our firm in the Prospectus, which is a part of the Registration Statement.

Very truly yours,

KPMG LLP

/s/ Michelle A. Andre
Michelle A. Andre

Principal

Enclosures (2)

cc:	Sequoyah Borgman – KPMG Honolulu

Marianne Evans – KPMG Washington National Tax

Nancy Rose – KPMG Honolulu

Karen Saunders – KPMG Seattle